Exhibit 99.1

In connection with the public offering that commenced on July 19, 2010, Vantage Drilling Company is filing the following press release as a free writing prospectus:

Vantage Drilling Company Announces Agreement to Manage the Construction and Marketing of the Dalian Developer

HOUSTON, TX — (XXXXXXXXXX) – July 21, 2010 – Vantage Drilling Company (“Vantage, or the “Company”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) today announced that it has signed a definitive agreement to supervise and manage the construction and marketing of the Ultra-deepwater Drillship/FPSO, the “Dalian Developer” (previously known as MPF-01).

Dalian Deepwater Developer LTD (DDD) has awarded the Company a management agreement to supervise and manage the construction, commissioning and marketing of the Dalian Developer. The Dalian Developer, which will be the world’s largest drillship, is capable of operating both as a drillship and is upgradeable to incorporate extended well testing and production. The drillship is capable of drilling in water depths up to 10,000 ft. with a maximum drilling depth of 30,000 ft. For extended well testing and production, the vessel, with its extensive deck space and large variable deck load capacity, is designed to accommodate process facilities and the hull is capable of storing up to 1 million barrels of oil.

Pursuant to the management agreement, Vantage will receive from DDD management fees and reimbursable costs during the construction phase of the project.

About the Company

Vantage is an international offshore drilling company focused on operating a fleet of high specification drilling units. Vantage’s principal business is to contract drilling units, related equipment and work crews primarily on a day rate basis to drill oil and natural gas wells for our customers. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future events, including, but not limited to, the completion of the acquisition of Mandarin, the Company’s growth strategy and measures to implement such strategy. These forward-looking statements are based on current expectations, estimates and projections about the

Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include competitive factors in the markets in which the Company operates, risks associated with operating internationally in the marine construction industry and other factors listed in the Company’s filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.

Contact:

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS AND A PRELIMINARY PROSPECTUS SUPPLEMENT) WITH THE SECURITIES & EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS AND THE PRELIMINARY PROSPECTUS SUPPLEMENT IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE COMPANY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE COMPANY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT IF YOU REQUEST IT BY CALLING (212) 284-3418 OR (504) 584-1231. THE ABOVE INFORMATION SUPPLEMENTS AND UPDATES THE INFORMATION CONTAINED IN THE PROSPECTUS AND THE PRELIMINARY PROSPECTUS SUPPLEMENT.